Exhibit 10.3.14

CHART INDUSTRIES, INC.
AMENDED AND RESTATED 2009 OMNIBUS EQUITY PLAN

PERFORMANCE UNIT AGREEMENT

THIS PERFORMANCE UNIT AGREEMENT (the “Agreement”), is entered into as of this ___ day of _________, 20___ (the “Grant Date”), by and between Chart Industries, Inc., a Delaware corporation (the “Company”), and ____________________________ (the “Grantee”).

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) administers the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan (the “Plan”); and

WHEREAS, the Committee desires to provide the Grantee with Performance Units under the Plan upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Grantee agree as follows:

1.    Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings wherever used in this Agreement:

a.
“Disability” means, with respect to the Grantee, a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which: (i) renders the Grantee unable to engage in substantial gainful activity or (ii) results in the Grantee receiving income replacement benefits for at least three months under an accident and health plan sponsored by the Grantee’s employer.

b.	“Performance Period” means the period set forth in Exhibit A.

c.	“Performance Requirements” means the performance measure(s) set forth in Exhibit A.

d.	“Performance Unit” means a Restricted Share Unit representing the right to receive a Share after completion of the Performance Period provided that the Performance Requirements have been satisfied.

e.
“Retirement” (or variations thereof) means a voluntary separation from service with the Company, its Subsidiaries and its Affiliates, under circumstances indicative of retirement, after attaining age 60 and completing 10 years of service with such entities.

Notwithstanding this Section, and unless otherwise specified in the Agreement, capitalized terms shall have the meanings attributed to them under the Plan.

2.    Grant of Performance Units. As of the Grant Date, the Company grants to the Grantee, upon the terms and conditions set forth in this Agreement, (____) Performance Units. If the Grantee is a Section 162(m) Person, the Performance Units are intended to be Section 162(m) of the Code “performance-based compensation.” The Performance Units are granted in accordance with, and subject to, all the terms, conditions and restrictions of the Plan, which is hereby incorporated by reference in its entirety. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern. The Grantee irrevocably agrees to, and accepts, the terms, conditions and restrictions of the Plan and this Agreement on his own behalf and on behalf of any beneficiaries, heirs, legatees, successors and assigns.

3.    Restrictions on Transfer of Performance Units. The Grantee and his or her beneficiaries, heirs, legatees, successors and assigns cannot sell, transfer, assign, pledge, hypothecate or otherwise directly or indirectly dispose of the Performance Units (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) or any interest therein.

4.    Termination of Employment.

a.
Retirement, Death or Disability. If the Grantee terminates Employment as a result of Retirement, death or Disability prior to the last day of the Performance Period, the Grantee (or his or her beneficiary or beneficiaries) shall be entitled to a pro-rated number of Shares, calculated by multiplying (x) by (y) where:

(x)	is the number of Shares, if any, that would have been earned by the Grantee as the result of the satisfaction of the Performance Requirements; and

(y)	is the number of months that the Grantee was employed (rounded up to the nearest whole number) during the Performance Period divided by the number of months in the Performance Period.

The distribution or payment of the pro-rated award shall occur (if at all) at the same time as the distribution or payment specified in Section 6.

b.
Reasons Other Than Retirement, Death or Disability. Except as otherwise provided in Section 5, if the Committee determines in its sole and exclusive discretion that the Grantee’s Employment has terminated prior to the end of the Performance Period for reasons other than those described in Section 4(a) above, the Grantee will forfeit his or her Performance Units. If the

Performance Units are forfeited, the Grantee and all persons who might claim through him or her will have no further interests under this Agreement.

5.    Change in Control. Upon a Change in Control prior to the end of the Performance Period:

a.
the Performance Requirements shall be deemed to have been satisfied at the greater of either: (i) the target level of the Performance Requirements as set forth on Exhibit A as if the entire Performance Period had elapsed; or (ii) the level of actual achievement of the Performance Requirements as of the date of the Change in Control; and

b.	the appropriate number of Shares, determined in accordance with subsection (a) above shall be issued to the Grantee not later than 30 days after the date of the Change in Control.

6.    Distributions. Within 60 days after satisfaction or deemed satisfaction of the Performance Requirements:

a.
with respect to Shares earned under Sections 4 or 5, the Company will deliver to Grantee (or his or her beneficiary or beneficiaries) certificates for the Shares to which Grantee is entitled, subject to any applicable securities law restrictions; and

b.
with respect to Shares otherwise earned under this Agreement, the Company will issue to the Grantee the Shares to which Grantee is entitled, subject to any applicable securities law restrictions, and provided that the Grantee is in active Employment on the last day of the Performance Period.

For purposes of this Section 6, “earned” Shares are those Shares to which the Grantee is entitled based upon the Earned Performance Units (as described in Exhibit A) and the terms of Section 4 or 5, if applicable. Upon distribution of Shares, the recipient and all persons who might claim through him or her shall have no remaining interest under this Agreement.

7.    Dividend and Voting Rights. The Grantee will not have any voting rights or be entitled to any dividends with respect to Performance Units unless and until the Performance Requirements are timely satisfied and Shares have actually been issued to the Grantee. No dividends or dividend equivalents will be paid to the Grantee based upon interests in the Performance Units during the Performance Period.

8.    Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Company, the Grantee may designate an individual or individuals as his or her beneficiary or beneficiaries with respect to his or her interest under this Agreement. If the Grantee fails to properly designate a beneficiary, his or her interests under this Agreement will pass to the person or persons in the first of the following classes (who shall be deemed a beneficiary or beneficiaries) in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the estate. Except as the Company may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations with respect to this Agreement (or, if the form so provides, the Plan) upon its receipt and approval by the designated representative of the Company.

9.    Non-Transferability of Shares; Legends. Upon the acquisition of any Shares pursuant to this Agreement, if the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Shares has become effective or unless the Grantee establishes to the satisfaction of the Company that an exemption from such registration is available. The Shares will bear a legend stating the substance of such restrictions, as well as any other restrictions the Committee deems necessary or appropriate. In addition, the Grantee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement.

10.    Effect of Corporate Reorganization or Other Changes Affecting Number or Kind of Shares. The provisions of this Agreement will be applicable to the performance units, Shares or other securities, if any, which may be acquired by the Grantee related to the Performance Units as a result of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event. Subject to Section 3.4 of the Plan, the Committee may appropriately adjust the number and kind of performance units or Shares described in this Agreement to reflect such a change.

11.    Plan Administration. The Plan is administered by the Committee, which has sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Secretary at:

Chart Industries, Inc.
One Infinity Corporate Centre, Suite 300
Garfield Heights, OH 44125
Attn.: Secretary

12.    Notices. Any notice relating to this Agreement intended for the Grantee will be sent to the address appearing in the personnel records of the Company, its Affiliate or its Subsidiary. Either party may designate a different address in writing to the other. Any notice shall be deemed effective upon receipt by the addressee.

13.    Termination of Agreement. This Agreement will terminate on the earliest of: (a) the last day of the Performance Period if the Performance Requirements are not satisfied; (b) the date of termination of the Grantee’s Employment for reasons referenced in Section 4(b) prior to the last day of the Performance Period; or (c) the date that Shares are delivered to the Grantee (or his or her beneficiary or beneficiaries). Any terms or conditions of this Agreement that the Company determines are reasonably necessary to effectuate its purposes will survive the termination of this Agreement. Without limiting the generality of the foregoing, the termination of this Agreement will not affect any obligation the Grantee may have, as determined by the Committee in its sole discretion, under any recoupment or “clawback” policy adopted by the Company.

14.    Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Grantee and their respective heirs, beneficiaries, executors, administrators, estates, successors, assigns and legal representatives.

15.    Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Grantee and the Company with respect to the subject matter hereof and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or Section 23 below or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

16.    Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

17.    Incapacity. If the Committee determines that the Grantee is incompetent by reason of physical or mental disability or a person incapable of handling his or her property, the Committee may deal directly with or direct any payment to the guardian, legal representative or person having the care and custody of the incompetent or incapable person. The Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate before making any payment. In the event of a payment, the Committee will have no obligation thereafter to monitor or follow the application of the amounts so paid. Payments pursuant to this paragraph shall completely discharge the Company with respect to such payments.

18.    No Further Liability. The liability of the Company, its Affiliates and its Subsidiaries under this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its Affiliates, its Subsidiaries or the Committee in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement.

19.    Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

20.    No Right to Continued Employment. Nothing in this Agreement will be construed to confer upon the Grantee the right to continue in the employment or service of the Company, its Subsidiaries or Affiliates, or to be employed or serve in any particular position therewith, or affect any right which the Company, its Subsidiaries or an Affiliate may have to terminate the Grantee’s employment or service with or without cause.

21.    Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

22.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

23.    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Grantee hereunder without the consent of the Grantee; provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary or appropriate by the Company to ensure (a) compliance with (or exemption from) Section 409A of the Code; (b) compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder (the “Dodd-Frank Act”); or (c) compliance with the terms of any recoupment or “clawback” policy the Company adopts to comply with the requirements of the Dodd-Frank Act or any regulations promulgated thereunder (even if the terms of that policy are broader than the requirements of the Dodd-Frank Act).

24.    Withholding.  The Grantee shall be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Award or payment of Shares thereunder, or any payment or transfer under or with respect to the Award or Shares and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.  Unless the Grantee makes other arrangements that are satisfactory to the Committee to cover the Company's or its Affiliate’s withholding obligations, at any time that taxes are required to be withheld in connection with this Award, the Company shall withhold Shares from this Award with a Fair Market Value equal to the amount required to satisfy the minimum tax withholding obligations applicable to Grantee relating to this Award.

25.    Section 409A of the Code. This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof. The parties intend that this Agreement be, at all relevant times, exempt from (or in compliance with) Section 409A of the Code and all other applicable laws, and this Agreement shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with exemption from (or in compliance with) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this

Agreement be construed to require the Company to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to the Grantee (or the Grantee’s beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

By Grantee’s signature and the signature of the Company’s representative below, or by Grantee’s acceptance of this Award through the Company’s online acceptance procedure, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Grant Date.

Grantee                            Chart Industries, Inc.

By:

Print Name:                        Its: Vice President, Human Resources

Date:                            Date:

EXHIBIT A

PERFORMANCE REQUIREMENTS

Performance Period

The Performance Period begins on January 1, 2014 and ends on December 31, 2016.

Performance Measure(s)

The Performance Measure(s) is/are:

Relative EBITDA Growth (“REBITDA Growth”) - REBITDA Growth is determined by comparing the EBITDA growth of the Company with the EBITDA growth of the the peer group of companies designated on Exhibit B (the companies listed on Exhibit B are the “Peer Group”). EBITDA is defined as adjusted earnings before interest, taxes, depreciation and amortization as stated in, or derived from, the Company’s or the applicable Peer Group company’s publicly available financial statements (included in an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, or any successor report as it may be designated in the future, or in another public disclosure in the absence of such a report for the period in question in definitive, unsuperseded form at the time of measurement). Company EBITDA growth will be measured against the EBITDA growth of the Peer Group of companies over three separate one-year measurement periods (each, a “Measurement Period”).

Measurement Period 1 is January 1, 2014 through December 31, 2014
Measurement Period 2 is January 1, 2015 through December 31, 2015
Measurement Period 3 is January 1, 2016 through December 31, 2016

At the end of each Measurement Period, the Company’s and each Peer Group company’s EBITDA growth for such period will be calculated. After Measurement Period 3, the three EBITDA growth measurements for the Company and each Peer Group company shall be averaged, creating a three-year average EBITDA growth measurement for the Company and each Peer Group company. The Company’s three-year average EBITDA growth shall be compared to the three-year average EBITDA growth of the Peer Group of companies and the Company’s performance will be given a percentile ranking among the Peer Group companies based on such comparison (“REBITDA Percentile Ranking”). If the performance period is less than three years due to a Change in Control, the Committee shall calculate the average annual EBITDA growth of the Company and each Peer Group company and the REBITDA Percentile Ranking of the Company based on the same Measurement Period methodology that would apply to the full performance period had a Change in Control not occurred, with any adjustments necessary to account for the shorter period (including possible measurements of fractional year growth). EBITDA growth for any Measurement Period for the Company or any Peer Group company shall be the percent by which EBITDA for such period for such company exceeds the EBITDA for such company for the twelve months immediately preceding the beginning of such Measurement Period. When calculating any relative EBIDTA growth percentile ranking among companies, companies reporting positive growth will rank higher the greater the amount of the positive growth and companies reporting negative growth will rank lower the greater the amount of the negative growth.

For a Peer Group company whose fiscal year does not end at the end of the calendar year, EBITDA will be calculated using quarterly data from the four most recently completed quarters of such company before the end of each Measurement Period so as to align the period of comparison as closely as possible with the Company’s fiscal year end. The Committee may, in the exercise of its discretion in good faith and in a manner consistent with the purposes of this Agreement, interpolate, estimate or, in the case of unreported results, disregard the results of individual Peer Group companies to the extent required to make the necessary calculations under this Agreement within the timeframe required by this Agreement.

The Committee may, in the exercise of its discretion in good faith and in a manner consistent with the purposes of this Agreement, make such adjustments in calculating EBITDA of the Company or a Peer Group company, or otherwise in calculating the REBITDA Growth, as it deems necessary or appropriate to account for extraordinary, unusual or non-recurring events affecting the Company or a Peer Group company. Without limiting the foregoing, the Committee may make appropriate adjustments to EBITDA or REBITDA Growth to reflect a merger, acquisition, disposition, spin-off, bankruptcy or liquidation, material impairment or restructuring charge, gain or loss on sale of non-operating assets, income or loss from discontinued operations, income or expenses related to the adoption of accounting principles, and any other extraordinary items affecting the Company or any Peer Group company deemed to be adjustments by the Committee. If the Company or a Peer Group company makes a significant acquisition or divestiture during one of the Measurement Periods, the Company will adjust the EBITDA for the Company or the Peer Group company, as applicable, as of the beginning of such Measurement Period as if the acquisition or divestiture were made at the end of the immediately preceding year. For purposes of this paragraph, the phrase “significant acquisition or divestiture” shall mean an acquisition or divestiture in which the Company or a Peer Group company is required to file with the Securities and Exchange Commission historical financial information (in the case of an acquisition) or pro forma information (in the case of a divestiture) of the business subject to the transaction. Adjustments to EBITDA for the Company or any Peer Group company will not be made for acquisitions or divestitures that are not a significant acquisition or divestiture.

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Earned Performance Units

The Performance Units subject to the REBITDA Growth Performance Measure(s) shall become REBITDA Earned Performance Units (the “Earned Performance Units”), as determined pursuant to the methodology set forth below:

REBITDA Earned Performance Units

REBITDA Earned Performance Units are determined as follows:

a.	Based on the Company’s REBITDA Percentile Ranking, determine the percentage of earned Performance Units (the “REBITDA Earned Percentage”) as provided as follows.

Levels	REBITDA Percentile Ranking	REBITDA Earned Percentage
Threshold	40th	50%
Target	50th	100%
Maximum	75th	200%

With respect to performance levels that fall between these percentiles, the REBITDA Earned Percentage will be interpolated on a straight-line basis. In no event will the REBITDA Earned Percentage exceed 200%.

b.	Determine the number of earned Performance Units (“REBITDA Earned Performance Units”) as follows:

REBITDA Earned Percentage    X    Number of Performance Units

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EXHIBIT B

PEER GROUP

Acuity Brands, Inc.
Ampco-Pittsburgh Corp.
Atwood Oceanics, Inc.
AZZ Inc.
Bristow Group, Inc.
Cal Dive International, Inc.
Circor Intl., Inc.
Columbus McKinnon Corp.
Core Laboratories, NV
Dresser-Rand Group, Inc.
Excel Maritime Carriers LTD
Genco Shipping & Trading LTD

GulfMark Offshore, Inc.
Helix Energy Solutions Group, Inc.
Helmerich & Payne, Inc.
Hercules Offshore, Inc.
Hornbeck Offshore Services, Inc.
Key Energy Services, Inc.
Kirby Corporation
Oceaneering International, Inc.
Parker Drilling Company
PHI, Inc.
Pioneer Energy Services

Rowan Companies plc
Superior Energy Services, Inc.
Tesco Corporation
Tidewater Inc.
Valmont Industries, Inc.
Woodward Inc.